Exhibit 99.1

SHUBHAM MAHESHWARI JOINS VAREX
AS CHIEF FINANCIAL OFFICER

SALT LAKE CITY, July 28, 2020 – Varex Imaging Corporation (Nasdaq: VREX) today announced that effective July 27, 2020, Shubham “Sam” Maheshwari has joined Varex as its Chief Financial Officer (CFO), where he will lead the company’s finance and information technology organizations.

“We are excited to have Sam join the Varex team,” said Sunny Sanyal, President and Chief Executive Officer of Varex. “Sam brings to Varex more than 20 years of experience in finance with private and public high-tech companies, and his experience will be instrumental in leading Varex into its next stage of growth.”

Sam joins Varex from SiFive, Inc., a leading provider of hardware and software solutions for developing RISC-V based processors and semiconductor chips, where he served as CFO. Before SiFive, Sam served for six years as CFO, and later as CFO and COO, of Veeco Instruments Inc. (Nasdaq: VECO), a manufacturer of semiconductor process equipment. Previous notable positions include Senior Vice President, Finance for semiconductor company Spansion, Inc., where he helped lead the company through its restructuring and IPO in 2010, and more than 10 years in various senior positions, including Vice President of M&A and Corporate Controller, at KLA-Tencor Corp., a global semiconductor equipment company. Sam holds an MBA in Finance from Wharton, and a bachelor’s degree in chemical engineering from the Indian Institute of Technology, Delhi.

“I am especially pleased to join Varex, a company with strong competitive advantages and growth potential. I look forward to applying my knowledge and financial experience to help Varex achieve its margin and profitability goals,” said Sam Maheshwari, Chief Financial Officer of Varex.

Sam replaces Clarence Verhoef, who announced in February that he would be retiring as CFO of Varex. In accordance with his Transition Agreement, Clarence will be continuing as a non-executive employee of Varex to ensure a smooth transition. “On behalf of all of us at Varex I want to thank Clarence for his 15 years of service with Varex and Varian Medical Systems, Inc., particularly over the last four years through the establishment and spinoff of Varex as an independent public company,” said Sanyal. “We thank Clarence for his leadership and wish him all the best.”

About Varex

Varex Imaging Corporation is a leading innovator, designer and manufacturer of X-ray imaging components, which include X-ray tubes, digital detectors and other image processing solutions that are key components of X-ray imaging systems. With a 70+ year history of successful innovation, Varex’s products are used in medical imaging as well as in industrial and security imaging applications. Global OEM manufacturers incorporate the company’s X-ray sources, digital detectors, connecting devices and imaging software in their systems to detect, diagnose, protect and inspect. Headquartered in Salt Lake City, Utah, Varex employs approximately 2,000 people located at manufacturing and service center sites in North America, Europe, and Asia. For more information visit vareximaging.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements concerning industry or market outlook; future strategic goals; future financial targets, results or performance; and any statements using the terms “believe,” “expect,” “future,” “will,” “could,” “estimate,” “potential,” or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company’s actual results to differ materially from those anticipated. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. Such risks and uncertainties include the severity and duration of the COVID-19 pandemic and its impact on the global economy; supply chain and labor disruptions due to COVID-19 or otherwise; not receiving the intended benefit of current or future restructurings or cost-saving activities; our ability to obtain the intended benefits and synergies of acquisitions and facility consolidations; global economic conditions; demand for and delays in delivery of products of the company or its customers; the impact of reduced or limited demand by purchasers of certain X-ray products; the impact of competitive products and pricing; and the other risks listed from time to time in our filings with the U.S. Securities and Exchange Commission, which by this reference are incorporated herein. Any forward-looking statements made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

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For Information Contact:
Howard Goldman
Director of Investor & Public Relations
Varex Imaging Corporation
801.978.5274 | howard.goldman@vareximaging.com